EXHIBIT 99.1

        ORGANITECH USA INC., EXECUTES AGREEMENT FOR SALE OF HYDROPONICS
              GREENHOUSES TO SPANISH CUSTOMER FOR 1.8 MILLION EURO
         THIS IS THE FIRST ORDER RECEIVED UNDER PREVIOUSLY ANNOUNCED LOI

IMMEDIATE RELEASE

Yoqneam, Israel - July 3, 2006 - OrganiTech USA Inc. (ORGT.PK), a developer and provider of advanced hydroponics systems, announced today the execution of an agreement for the sale of its hydroponics greenhouses to a Spanish customer for
1.8 million Euro. The agreement also provides the customer with an option to purchase two further systems for an aggregate of an additional 3.6 million Euro.

As previously announced, the sale is the first phase of the project for sale of OrganiTech's hydroponics greenhouses to a Spanish customer for up to 60 million Euro, over the next 5 years. The sale of additional systems will be based on the success of the first phase.

Mr. Lior Hessel, the Company's Founder and Chairman said, "This is the first phase in the realization of the LOI recently signed with the customer and announced by the Company. It is a strategic project for us and we are very excited about it. Our new customer is one of the largest European growers and exporters of agricultural produce in general and leafy vegetables in particular. The customer has decided to evaluate the hydroponics growing method with OrganiTech's advanced technology, and in the event of a successful evaluation will move its traditional outdoor soil-based production to a hydroponics production using OrganiTech's systems. "

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OrganiTech, a US publicly traded company, is pioneer and world leader in providing hydroponics growing factories for the production of leafy vegetables and herbs. The Company designs, develops, manufactures, markets and supports hydroponics solutions and platforms for the agriculture and life-science industries, enabling a highly economic, clean and automated production. The GrowTech2500, the Company's leading product, is an automated, computerized controlled, hydroponics greenhouse, which enables year round, a high yield of commercial production (growing, harvesting and optional packing) of pesticide free, leafy vegetables and herbs with extended shelf-life. Moreover, the system significantly reduces heating and labor costs per plant (the most serious cost-drivers in the greenhouse industry) while making optimal use of other resources such as water and land.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "targets", "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and readers should not place undue reliance on the forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made in this press release. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, our ability to complete the sale described in this press release. We are subject to the risks and uncertainties described in our filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements.

FOR INVESTMENT AND MEDIA INQUIRIES, CONTACT: Yaron Shalem +972-4-9599515